Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Grubb & Ellis Apartment REIT, Inc., or the Company, hereby certifies, to her knowledge, that:

(1) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 19, 2010	By	/s/ Shannon K S Johnson
Date		Shannon K S Johnson Chief Financial Officer (principal financial officer and principal accounting officer)

The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the period ended December 31, 2009, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.